EXHIBIT (a)(5)(iv)

EXHIBIT (a)(5)(iv)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Schedule TO Issuer Tender Offer Statement in Registration Statement No. 333-39839 of our reports dated October 8, 1998 and October 5, 1999 appearing in the Annual Reports of Merrill Lynch High Income Municipal Bond Fund, Inc. for the years ended August 31, 1998 and August 31, 1999, respectively.

/s/ Deloitte & Touche LLP Princeton, New Jersey October 17, 2000